Exhibit 99.1

                            SHARE EXCHANGE AGREEMENT

     THIS SHARE EXCHANGE AGREEMENT (the "Agreement") dated November 24, 2010 by and between the shareholders of ASPA Gold Corp. fka RENAISSANCE BIOENERGY, INC. as identified in Exhibit "A" attached hereto (the "ASPA Holders") and North American Gold & Minerals Fund, a Nevada corporation ("North American") is made with reference to the following facts:

     ASPA Holders collectively own 53,000,000 (Fifty three million) shares (the "RENS Shares") of restricted common stock, par value $0.00001 per share, of ASPA Gold Corp., a Nevada corporation (OTCBB Ticker Symbol: "RENS"). The ASPA Holders desire to exchange The RENS Shares for 1,514,284 (One million five hundred and fourteen thousand two hundred and eighty four) restricted shares of common stock, par value $0.001, of North American (OTCBB Ticker Symbol "NMGL") (the "NMGL Shares"); and North American wishes to issue the NMGL shares and exchange them for the RENS Shares, all upon the terms and subject to the conditions herein set forth;

     NOW THEREFORE, the parties, intending to be legally bound, agree to the following:

1. THE RENS SHARES:

At the Closing, the ASPA Holders shall deliver certificates representing the RENS Shares to North American, and North American shall deliver certificates representing the NMGL Shares to the ASPA Holders. Each ASPA Holder shall receive the number of NMGL Shares set forth for such ASPA Holder in Exhibit A. The Closing shall be held at the offices of one of the parties' attorneys, or through the mails, on November 30, 2010 or such later date as the parties shall agree. The certificates for the RENS Shares shall be delivered together with stock powers endorsed in favor of North American and bearing a medallion stamped signature guarantee or, if acceptable to ASPA Gold Corp. and its transfer agent, a notarized stock power may instead be delivered.

2. OWNERSHIP OF THE SHARES:

ASPA Holders are the sole legal, record and beneficial owner of the RENS Shares. Each of ASPA Holders has good and marketable title to the RENS Shares and the RENS Shares are and at Closing shall be free and clear of all liens, pledges, mortgages, charges, security interests or encumbrances of any kind or nature. There are no outstanding options, warrants or rights to purchase the RENS Shares other than through this Agreement. No ASPA Holder is an officer, director, insider or affiliate of ASPA Gold Corp. Each ASPA Holder is an "accredited investor" and is acquiring the NMGL Shares for investment and not with a view to distribution.

3. THE NMGL SHARES:

The NMGL Shares shall be duly authorized and validly issued by North American and non-assessable.

4. NO BROKER FEE:

Neither party has used a broker in this transaction, and no person has a valid claim for a broker's or finder's fee for the exchange of the RENS Shares for the NMGL Shares under this Agreement.

5. MISCELLANEOUS:

This Agreement shall apply to and shall be binding upon the parties hereto, their respective successors and assigns and all persons claiming by, through or under any of the aforesaid persons. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings between the parties with respect to the subject matter hereof. This Agreement and all transactions contemplated in this Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Nevada. In the event that any one or more of the provisions contained in this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained in this Agreement shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties shall be enforceable to the fullest extent permitted by law. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be one and the same instrument.

Executed and delivered as of the day and year first above written:

NORTH AMERICAN:
NORTH AMERICAN GOLD & MINERALS FUND


By
  -------------------------------------
  RONALD Y.LOWENTHAL

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
ASPA HOLDERS:

ANACONDA EXPLORATION, LLC


By
  -------------------------------------
  Duly Authorized


BIG JOHN GOLD MINES, LLC


By
  -------------------------------------
  Duly Authorized


BELLE ROSE, S.A.

By
  -------------------------------------
  Duly Authorized


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
McINTYRE & BAUMAN GROUP, LLC


By
  -------------------------------------
  Duly Authorized


PLACER PETROLEUM, LLC


By
  -------------------------------------
  Duly Authorized


RINGLEY PARK AKTIENGSELLSCAFT


By
  -------------------------------------
  Duly Authorized


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
                                   EXHIBIT "A"

                                          RENS Shares             NMGL Shares
       Seller                              Exchanged               Received
       ------                              ---------               --------

Anaconda Exploration, LLC                   5,000,000               142,857
Big John Gold Mines, LLC                    5,000,000               142,857
Belle Rose, S.A                            15,000,000               428,571
McIntyre & Bauman Group, LLC               10,000,000               285,714
Placer Petroleum, LLC                      10,000,000               285,714
Ringley Park Aktiengesellshaft              8,000,000               228,571
                                           ----------            ----------
             Total                         53,000,000             1,514,284


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